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                                                                Exhibit 5.1





July 5, 2000



Phone.com, Inc.
800 Chesapeake Drive
Redwood City, California 94063

         Re:   Registration Statement on Form S-8 of Phone.com, Inc.
Ladies and Gentlemen:

         We have acted as special counsel to Phone.com, Inc., a Delaware corporation (the "Company"), in connection with the proposed issuance by the Company of up to 369,726 shares of common stock, par value $0.001 per share of the Company (the "Shares"), pursuant to the:

Alison Donell Bloeser, December 23, 1999, Option Plan
William Andrew Brady, December 23, 1999, Option Plan
Keith Doughty, January 24, 1999, Option Plan
Guadalupe Downing, December 23, 1999, Option Plan
Abraham Levine, January 31, 2000, Option Plan
Jim Lundy, January 17, 1999, Option Plan
Dana Sykorova, January 18, 2000, Option Plan
Dave Waite, January 27, 2000, Option Plan
Sharon Chalk, January 7, 2000, Option Plan
Christopher Geoffrey Parkhouse, January 17, 2000, Option Plan John Davey, February 18, 2000, Option Plan
Steven Drew, February 18, 2000, Option Plan
Peter John Leicester, February 7, 2000, Option Plan
Keith Wilson, February 14, 2000, Option Plan
Paul Robert Burmester, April 21, 1999, Option Plan
Brian Ivan Ballard, December 21, 1999, Option Plan
Bruce William Bucknell, December 4, 1998, Option Plan
Michael William Richard Dickinson, December 4, 1998, Option Plan Richard Fraser James Harding, December 4, 1998, Option Plan
Kevin Edward Hodgson, December 4, 1998, Option Plan
Ursula Katherine Martin, June 14, 1999, Option Plan
Vincent Rae, December 4, 1998, Option Plan
James Edward Braithwaite, December 20, 1999, Option Plan
Melanie Sarah Brewer, December 20, 1999, Option Plan
Bruce William Bucknell, December 20, 1999, Option Plan
Mark Frederick Caroe, July 23, 1999, Option Plan
Darryl Chapman, December 20, 1999, Option Plan
Anne Beverley Chicken, December 20, 1999, Option Plan
Susan Valerie Denys, December 20, 1999, Option Plan
Michael William Richard Dickinson, December 20, 1999, Option Plan Christopher Mark Evans, December 20, 1999, Option Plan
Richard Fraser James Harding, December 20, 1999, Option Plan Vikta Harvey, December 20, 1999, Option Plan
Claire Louise Hillor, December 20, 1999, Option Plan
Kevin Edward Hodgson, December 20, 1999, Option Plan
Mary Howard, December 20, 1999, Option Plan
Neil Jones, December 23, 1999, Option Plan
Gideon Morrell Luke, December 23, 1999, Option Plan
Mark Mallinson, January 4, 2000, Option Plan
Ian Marner, December 22, 1999, Option Plan
Ursula Martin, December 20, 1999, Option Plan

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Timothy William Mawson, December 20, 1999, Option Plan
Matthew Patrick McGillavry, December 20, 1999, Option Plan
Craig Minihan, December 23, 1999, Option Plan
Scott Darren Moore, June 14, 1999, Option Plan
Scott Darren Moore, December 20, 1999, Option Plan
Stuart Adam Nester, January 10, 2000, Option Plan
Emma Jayne O'Hare, December 20, 1999, Option Plan
Kathleen Margaret Page, December 20, 1999, Option Plan
Vince Rae, December 20, 1999, Option Plan
Gerard Martin Renwick, December 20, 1999, Option Plan Peter
Peter Charles Alec Roberts, December 23, 1999, Option Plan
Paul Christopher Shore, June 14, 1999, Option Plan
James Smith, December 20, 1999, Option Plan
Timothy John Smith, June 14, 1999, Option Plan
Belinda Caroline Smithwick, June 14, 1999, Option Plan
Roger Benjamin Springer, December 20, 1999, Option Plan
Andrew John Streeton, December 20, 1999, Option Plan
Chi Keung Tang, December 20, 1999, Option Plan
Joanne Marie Taylor, December 20, 1999, Option Plan
Susan Winnington, June 14, 1999, Option Plan
Susan Winnington, December 20, 1999, Option Plan
Andrew Carey Wyatt, December 23, 1999, Option Plan
Melissa Michelle Fistner, February 1, 1999, Option Plan
David Craig German, August 5, 1999, Option Plan
Lisa Marie Gower, June 14, 1999, Option Plan
Patricia Ann Merrick, February 1, 1999, Option Plan
William S. Roy, January 9, 2000, Option Plan
Patrick Clark, December 23, 1999, Option Plan
Elvire Elisabeth Humphreys-Davies, April 21, 1999, Option Plan
Bill Roy, January 9, 2000, Option Plan (collectively the "Plans").

         This opinion is delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

         In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Company's Registration Statement on Form S-8, relating to the Shares, filed with the Securities and Exchange Commission (the "Commission") under the Securities Act on July 5, 2000 (together with all exhibits thereto the "Registration Statement"), (ii) the Amended and Restated Certificate of Incorporation of the Company, as currently in effect, (iii) the Amended and Restated By-Laws of the Company, as currently in effect, (iv) the form of common stock certificate as filed with the Commission as an exhibit to Form S-1A, on May 24, 1999 (the "Form of Common Stock Certificate"), (v) the Plans; and (vi) the forms of option agreements between the Company and the employees, directors and officers receiving options (the "Option Agreements"). We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original

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documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. We have further assumed (i) that the Option Agreements to be entered into between the Company and each of the employees, directors and officers receiving options under the Plans will conform to the applicable form of agreement examined by us, (ii) that no options will be granted under the Plans with exercise prices below the par value of the Shares and (iii) that no adjustment to the exercise price of any option will result in a reduction of the price per Share issuable upon the exercise of any option to a price below the par value of the Shares at the time of exercise. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

       Members of our firm are admitted to the Bar in the State of California and Delaware and we do not express any opinion as to the laws of any other jurisdiction.

       Based upon and subject to the foregoing, we are of the opinion that the Shares to be issued under the Plans have been duly authorized, and, when the Shares have been issued, delivered and paid for upon exercise of options duly granted pursuant to the terms of the Plans and the Option Agreements, and the Form of Common Stock Certificate representing Shares has been manually signed by an authorized officer of the transfer agent and registrar for the Shares and registered by such transfer agent and registrar, such Shares will be validly issued, fully paid and nonassessable.

       We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act.

                                  Very truly yours,

                                  /s/ Skadden, Arps, Slate, Meagher & Flom LLP

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